As filed with the Securities and Exchange Commission on June 19, 2003

                                              Registration No. [333-           ]

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _________________________

                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                          ____________________________

                           MPOWER HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                      52-2232143
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

  (Address and phone number of principal executive offices, including zip code)
                          _____________________________

                 MPOWER HOLDING CORPORATION STOCK OPTION PLAN I
                 MPOWER HOLDING CORPORATION STOCK OPTION PLAN II
                            (Full title of the plans)

                           Russell I. Zuckerman, Esq.
                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

            (Name, address and telephone number of agent for service)

                            _________________________

-----------------------------------------------------------------------------------------------------------------------
Title of securities          Amount to be           Proposed maximum          Proposed maximum             Amount of
to be registered            registered (1)         offering price per     aggregate offering price     registration fee
                                                         share
-----------------------------------------------------------------------------------------------------------------------

Common Stock, par value        2,401,817                $0.87(2)               $2,089,581(2)                 $169.05
$.001 per share                4,757,031                $1.23(3)               $5,851,148(3)                 $473.36
                               1,767,000                $0.87(2)               $1,537,290(2)                 $124.37
                               5,733,000                $0.18(3)               $1,031,940(3)                 $ 83.49
                              ----------                                      --------------                 -------
                              14,658,848                                      $10,509,959                    $850.27
-----------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") represents an aggregate of 7,158,848 shares of Common Stock, par value $.001 per share (the "Common Stock") of Mpower Holding Corporation (the "Registrant") available for issuance under the Mpower Holding Corporation Option Plan I and 7,500,000 shares of Common Stock available for issuance under the Mpower Holding Corporation Option Plan
         II. In addition, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 2,401,817 shares of Common Stock under Mpower Holding Corporation Option Plan I and 1,767,000 shares of Common Stock under Mpower Holding Corporation Option Plan II are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low sales prices of the Common Stock on the NASD Over-the-Counter Bulletin Board on June 17, 2003.

(3) Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 4,757,031 shares of Common Stock under the Mpower Holding Corporation Option Plan I and 5,733,000 shares of Common Stock under the Mpower Holding Corporation Option Plan II subject to the currently outstanding options are based on the per share weighted average exercise price of the stock options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
















____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made part of this Registration Statement:

          (a) the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 2002, filed with the Commission on March 28, 2003;

          (b) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the Commission on May 14, 2003;

          (c) the Registrant's Current Reports on Form 8-K filed with the Commission on January 17, 2003, March 17, 2003, March 28, 2003, April 22, 2003 and May 8, 2003; and

          (d) description of the Registrant's Common Stock as set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on July 30, 2002.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.    Indemnification of Directors and Officers.

         The certificate of incorporation and the by-laws of the Registrant state that the Registrant shall indemnify any officer or director in the event he is made a party to a proceeding or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether criminal, administrative or investigative (other than an action by or on behalf of the Registrant), because he is or was a director or officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the officer or director in such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, in regard to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's certificate of incorporation and by-laws further state that the Registrant shall not indemnify any officer or director in connection with a proceeding in which such officer or director was adjudged liable to the Registrant, unless and only to the extent the court in which the proceeding was brought upon application determines that despite the adjudication of liability and in view of all of the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The certificate of incorporation and by-laws provide that, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Registrant's certificate of incorporation and by-laws further provide that the Registrant shall not indemnify any officer or director unless a separate determination has been made that indemnification of such officer or director is permissible because he has met the standard of conduct set forth in the Registrant's certificate or incorporation or by-laws, respectively.

         The determination required to be made by the Registrant's certificate of incorporation and by-laws shall be made, with regard to a person who is a director or officer at the time of the determination:

          1. by the board of directors of the Registrant by majority vote of directors not at the time parties to the proceeding, even if less than a quorum;

          2. by a committee of disinterested directors designated by a majority vote of the disinterested directors, even if less than a quorum;

          3. if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or

          4.   by the shareholders of the Registrant.

         The Registrant's certificate of incorporation and by-laws further provide that the Registrant may pay for or reimburse the reasonable expenses incurred by an officer or director as a party to a proceeding in advance of final disposition of the proceeding if the officer or director furnishes to the Registrant a written undertaking to repay any advances if it is ultimately determined that he is not entitled to any indemnification under the Registrant's certificate of incorporation or by-laws, respectively.

         The Registrant's certificate of incorporation and by-laws also provide that the rights of an officer or director to indemnification set forth in the Registrant's certificate of incorporation or by-laws, respectively, shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such officer or director may be entitled to under law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         The Registrant's certificate of incorporation provides that it is the intention of the Registrant to provide the indemnification of officers and directors only to the maximum amount permissible under Delaware law.

         With certain limitations, Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify a director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         As permitted by Section 145(g) of the DGCL, the Registrant maintains liability insurance covering directors and officers.

         The Registrant has also entered into indemnification agreements with each of its directors and executive officers. Under the terms of the indemnification agreements, the Registrant has agreed to indemnify the directors and executive officers from and against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by the directors and executive officers by reason of being made a party or threatened to be made a party to any threatened, pending or completed action suit or proceeding by reason of any act or omission to act during such officer's or director's term as such or otherwise by reason of the fact that such person is or was a director or officer of the Registrant or any subsidiary or affiliate of the Registrant, to the fullest extent permitted by the DGCL.

         The indemnification agreements obligate the Registrant to maintain a directors and officer's insurance policy, including a "tail policy" that provides coverage for six years following the date that the individual ceases to be an director or executive officer. The Registrant is also obligated to maintain a trust to provide for the payment of the premiums under the "tail" policy. The agreements further provide that no indemnity will be paid to the extent that the expenses arise from an executive officer's or director's violation of law, violation of Section 16(b) of the Exchange Act or conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Item 7.    Exemption from Registration Claimed.

         Not Applicable.

Item 8.    Exhibits.

         See Exhibit Index.

Item 9.    Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pittsford, State of New York, on this 19th day of June, 2003.

                                       MPOWER HOLDING CORPORATION

                                       By: /s/ Rolla P. Huff
                                           --------------------------
                                           Rolla P. Huff
                                           Chief Executive Officer and
                                           Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Rolla P. Huff, S. Gregory Clevenger and Russell I. Zuckerman as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of June, 2003.

          SIGNATURE                           TITLE
          ---------                           -----

/s/ Rolla P. Huff                      Chief Executive Officer and
----------------------------           Chairman of the Board of Directors
Rolla P. Huff

/s/ Robert M. Pomeroy                  Director
---------------------------
Robert M. Pomeroy

/s/ Michael E. Cahr                    Director
---------------------------
Michael E. Cahr

/s/ Anthony J. Cassara                 Director
---------------------------
Anthony J. Cassara

/s/ Richard L. Shorten, Jr.            Director
---------------------------
Richard L. Shorten, Jr.

/s/ Michael M. Earley                  Director
---------------------------
Michael M. Earley

/s/ S. Gregory Clevenger               Executive Vice President, Chief
---------------------------            Financial Officer (Principal Financial
S. Gregory Clevenger                   Officer and Principal Accounting Officer)

/s/ Russell I. Zuckerman               Senior Vice President, General
---------------------------            Counsel and Corporate Secretary
Russell I. Zuckerman

                                  Exhibit Index

Exhibit No.       Description of Document

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Registrant Corporation, (incorporated by reference to
                  Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.2 Amended and Restated By-laws of Mpower Registrant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

*4.1              Mpower Holding Corporation Stock Option Plan I

*4.2              Mpower Holding Corporation Stock Option Plan II

*5.1 Opinion of Russell I. Zuckerman, Senior Vice President, General Counsel and Corporate Secretary of Registrant as to the legality of the securities being registered.

*23.1 Consent of Russell I. Zuckerman, Senior Vice President, General Counsel and Corporate Secretary of Registrant (contained in opinion filed as Exhibit 5.1).

*23.2             Consent of Deloitte & Touche LLP, Independent Auditors of the
                  Registrant.

*24 Powers of Attorney (contained in the signature page of Registration Statement).
__________________
*    Filed herewith